Exhibit 99

CBS CORPORATION REPORTS FIRST QUARTER 2019 RESULTS
Revenues of $4.2 Billion, Up 11%
Diluted EPS of $4.21; Adjusted Diluted EPS of $1.37, Up 2%

NEW YORK, May 2, 2019 - CBS Corporation (NYSE: CBS.A and CBS) today reported results for the first quarter of 2019, including the Company’s best-ever quarterly revenue and first quarter records in adjusted operating income and adjusted diluted earnings per share (“EPS”).

“CBS has once again grown across all of our key financial metrics, while continuing to invest in our future as a global multiplatform premium content company,” said Joe Ianniello, President and Acting Chief Executive Officer, CBS Corporation. “We delivered higher profits and achieved double-digit revenue growth, helped in part by Super Bowl LIII and strong increases in affiliate and subscription fee revenues. At a time when others are losing subscribers, our total number of subs across traditional MVPDs, virtual MVPDs and our direct-to-consumer services once again grew strongly during the quarter. In fact, our direct-to-consumer subs grew 71% from last year, and we are seeing strong growth here in the second quarter thanks to premium original series such as The Twilight Zone on CBS All Access and Billions on Showtime. At the same time, we also continue to produce more and more content for a variety of buyers, including Amazon, Apple and Netflix, which will debut the critically acclaimed Dead to Me from CBS Television Studios tomorrow. Plus, in two weeks we’ll be unveiling a whole new lineup of hit shows on the #1 broadcast network -- and most-powerful platform in the business -- the CBS Television Network. Given our Company’s strong programming pipeline and our early-mover advantage in direct-to-consumer, we feel very confident about CBS’ leadership position in a media landscape that values must-have content above all else.”

First Quarter 2019 Results
Revenues for the first quarter of 2019 increased 11% to $4.17 billion from $3.76 billion for the same prior-year period. Advertising revenues grew 18%, driven by the broadcast of Super Bowl LIII on the CBS Television Network. Affiliate and subscription fee revenues rose 13%, led by growth in the Company’s direct-to-consumer streaming services, fees from CBS Television Network affiliated stations and retransmission revenues, including from virtual MVPDs. Content licensing and distribution revenues decreased 3% as a result of the benefit to 2018 from the renewal of a domestic licensing sale of Dexter.
Operating income for the first quarter of 2019 increased to $1.23 billion from $772 million for the same prior-year period. The comparison was affected by discrete items in the first quarter of 2019, including a gain of $549 million on the sale of CBS Television City and charges relating to a restructuring plan initiated during the quarter. Adjusted operating income increased 2% to $793 million from $781 million for the same prior-year period. The increase was primarily driven by the revenue growth, which was offset by a higher investment in premium content, including an increase in the number of owned series, and higher costs associated with the growth and expansion of the Company’s direct-to-consumer streaming services.
Net earnings for the first quarter of 2019 were $1.58 billion compared with $511 million for the first quarter of 2018. Comparability was affected by a discrete tax benefit of $768 million, or $2.04 per diluted share, resulting from a reorganization of the Company’s international operations. Adjusted net earnings decreased 1% to $515 million from $518 million for the first quarter of 2018.
Diluted EPS for the first quarter of 2019 was $4.21 compared with $1.32 for the same quarter in 2018. Adjusted diluted EPS increased 2% to $1.37 from $1.34.
Details of the discrete items excluded from financial results and reconciliations of adjusted results to their most directly comparable GAAP financial measures are included at the end of this earnings release.
Free Cash Flow, Balance Sheet and Liquidity
For the first quarter of 2019, operating cash flow was $438 million compared with $717 million for the first quarter of 2018. Free cash flow was $411 million for the first quarter of 2019 compared with $687 million for the same prior-year period. The decreases were mainly driven by an increased investment in content.
In March 2019, the Company issued $500 million of 4.20% senior notes due 2029. The Company used the net proceeds from this issuance in the redemption of its $600 million outstanding 2.30% senior notes due August 2019.

Consolidated and Segment Results (dollars in millions)
The tables below present the Company’s revenues by segment and type; segment operating income (loss); and depreciation and amortization by segment for the three months ended March 31, 2019, and 2018.

	Three Months Ended
	March 31,
Revenues by Segment	2019	2018
Entertainment	$3,176	$2,753
Cable Networks	552	571
Publishing	164	160
Local Media	457	415
Corporate/Eliminations	(182)	(138)
Total Revenues	$4,167	$3,761

	Three Months Ended
	March 31,
Revenues by Type	2019	2018
Advertising	$2,044	$1,733
Content licensing and distribution	963	995
Affiliate and subscription fees	1,111	979
Other	49	54
Total Revenues	$4,167	$3,761

	Three Months Ended
	March 31,
Segment Operating Income (Loss)	2019	2018
Entertainment	$530	$486
Cable Networks	175	236
Publishing	17	16
Local Media	138	118
Corporate	(67)	(75)
Adjusted Operating Income	793	781
Restructuring and other corporate matters	(114)	(9)
Gain on sale of assets	549	—
Total Operating Income	$1,228	$772

	Three Months Ended
	March 31,
Depreciation and Amortization	2019	2018
Entertainment	$30	$31
Cable Networks	4	5
Publishing	1	1
Local Media	11	11
Corporate	7	8
Total Depreciation and Amortization	$53	$56

Entertainment (CBS Television Network, CBS Television Studios, CBS Global Distribution Group, Network 10, CBS Interactive, CBS Sports Network and CBS Films)
Entertainment revenues of $3.18 billion for the first quarter of 2019 increased 15% from $2.75 billion for the first quarter of 2018. Advertising revenues increased 19% from the same prior-year period, driven by the CBS Television Network’s broadcast of Super Bowl LIII. Underlying CBS Network advertising revenues increased 1% from the same prior-year period. Affiliate and subscription fees grew 26%, driven by subscriber growth at CBS All Access and increases in station affiliation fees and revenues from virtual MVPDs. Content licensing and distribution revenues were up 3%, mainly from higher sales of series produced for third-party services.
Entertainment operating income of $530 million for the first quarter of 2019 increased 9% from $486 million for the same prior-year period. This increase was driven by the revenue growth, which was partially offset by an increased investment in premium content and higher costs associated with the growth and expansion of the Company’s direct-to-consumer streaming services.
Cable Networks (Showtime Networks, Pop and Smithsonian Networks)
Cable Networks revenues of $552 million for the first quarter of 2019 decreased 3% from $571 million for the same prior-year period. The decrease primarily reflects the benefit to 2018 from the renewal of a significant domestic licensing sale of Dexter, which was partially offset by growth from the Showtime digital streaming subscription offering and revenues from a pay-per-view boxing event.
Cable Networks operating income of $175 million for the first quarter of 2019 decreased 26% from $236 million for the same prior-year period. The decrease reflects the lower revenues, an increased investment in programming, costs associated with the pay-per-view event and higher advertising and marketing costs for series premieres and to drive subscriber growth for the Showtime digital streaming subscription offering.
Publishing (Simon & Schuster)
Publishing revenues of $164 million for the first quarter of 2019 increased 3% from $160 million for the same prior-year period, driven by higher print book sales. Bestselling titles for the first quarter of 2019 included Five Feet Apart by Rachael Lippincott and Supermarket by Bobby Hall.
Publishing operating income of $17 million for the first quarter of 2019 increased 6% from $16 million for the same prior-year period, mainly as a result of the higher revenues.

Local Media (CBS Television Stations and CBS Local Digital Media)
Local Media revenues of $457 million for the first quarter of 2019 increased 10% from $415 million for the same prior-year period, reflecting higher advertising revenues as a result of the broadcast of Super Bowl LIII on CBS and growth in retransmission fees.
Local Media operating income of $138 million for the first quarter of 2019 increased 17% from $118 million for the same prior-year period, as a result of the higher revenues.
Corporate
Corporate expenses of $67 million for the first quarter of 2019 decreased 11% from $75 million for the same prior-year period, primarily reflecting lower executive compensation costs.

About CBS Corporation:
CBS Corporation (NYSE: CBS.A and CBS) is a mass media company that creates and distributes industry-leading content across a variety of platforms to audiences around the world. The Company has businesses with origins that date back to the dawn of the broadcasting age as well as new ventures that operate on the leading edge of media. CBS owns the most-watched television network in the U.S. and one of the world’s largest libraries of entertainment content, making its brand -- “the Eye” -- one of the most-recognized in business. The Company’s operations span virtually every field of media and entertainment, including cable, publishing, local TV, film and interactive. CBS’ businesses include CBS Television Network, The CW (a joint venture between CBS Corporation and Warner Bros. Entertainment), Network 10 Australia, CBS Television Studios, CBS Global Distribution Group, CBS Consumer Products, CBS Home Entertainment, CBS Interactive, CBS All Access, the Company’s direct-to-consumer digital streaming subscription service, CBS Sports Network, CBS Films, Showtime Networks, Pop, Smithsonian Networks, Simon & Schuster, CBS Television Stations and CBS Experiences. For more information, go to www.cbscorporation.com.

Cautionary Statement Concerning Forward-Looking Statements
This news release contains both historical and forward-looking statements. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Exchange Act of 1934. These forward-looking statements are not based on historical facts, but rather reflect the Company’s current expectations concerning future results and events. Similarly, statements that describe our objectives, plans or goals are or may be forward-looking statements, including the Company’s expectations concerning its revenues and EPS. These forward-looking statements involve known and unknown risks, uncertainties and other factors that are difficult to predict and which may cause the actual results, performance or achievements of the Company to be different from any future results, performance or achievements expressed or implied by these statements. These risks, uncertainties and other factors include, among others: changes in the public acceptance of the Company’s content; advertising market conditions generally; changes in technology and its effect on competition in the Company’s markets; changes in the federal communications laws and regulations; increased programming costs and investments; the impact of piracy on the Company’s products; the impact of the consolidation in the market for the Company’s content; the impact of negotiations or the loss of affiliation agreements or retransmission agreements; the outcomes of investigation-related legal actions, which are inherently unpredictable, and any associated costs; the uncertainties arising from leadership changes at the Company; the impact of union activity, including possible strikes or work stoppages or the Company’s inability to negotiate favorable terms for contract renewals; other domestic and global economic, business, competitive, technological and/or other regulatory factors affecting the Company’s businesses generally; and other factors described in the Company’s filings with the U.S. Securities and Exchange Commission including, but not limited to, the Company’s most recent Form 10-K, Form 10-Qs and Form 8-Ks. The forward-looking statements included in this document are made only as of the date of this document and we do not undertake any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances.

Contacts:
Press:	Investors:
Dana McClintock	David Bank
Executive Vice President, Chief Communications Officer	Executive Vice President, Investor Relations
(212) 975-1077	(212) 975-6106
dlmcclintock@cbs.com	david.bank@cbs.com

Kelli Raftery
Executive Vice President, Corporate Communications
(212) 975-3161
kelli.raftery@cbs.com

CBS CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; in millions, except per share amounts)

	Three Months Ended
	March 31,
	2019	2018

Revenues	$4,167	$3,761
Operating income	$1,228	$772
Interest expense	(117)	(118)
Interest income	14	17
Other items, net	(21)	(11)
Earnings before income taxes and equity in loss of investee companies	1,104	660
Benefit (provision) for income taxes	496	(135)
Equity in loss of investee companies, net of tax	(17)	(14)
Net earnings	$1,583	$511

Basic net earnings per common share	$4.24	$1.34

Diluted net earnings per common share	$4.21	$1.32

Weighted average number of common shares outstanding:
Basic	373	382
Diluted	376	386

CBS CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited; in millions)

	At	At
	March 31, 2019	December 31, 2018
Assets
Cash and cash equivalents	$500	$322
Receivables, net	4,147	4,041
Programming and other inventory	1,533	1,988
Prepaid expenses and other current assets	552	401
Total current assets	6,732	6,752
Property and equipment	2,963	2,926
Less accumulated depreciation and amortization	1,769	1,717
Net property and equipment	1,194	1,209
Programming and other inventory	4,313	3,883
Goodwill	5,062	4,920
Intangible assets	2,665	2,638
Operating lease assets	952	—
Deferred income tax assets, net	797	29
Other assets	2,360	2,395
Assets held for sale	—	33
Total Assets	$24,075	$21,859

Liabilities and Stockholders’ Equity
Accounts payable	$273	$201
Participants' share and royalties payable	1,157	1,177
Accrued programming and production costs	804	704
Commercial paper	—	674
Accrued expenses and other current liabilities	2,258	1,817
Total current liabilities	4,492	4,573
Long-term debt	9,358	9,465
Noncurrent operating lease liabilities	866	—
Other liabilities	5,010	5,017
Stockholders’ Equity	4,349	2,804
Total Liabilities and Stockholders’ Equity	$24,075	$21,859

CBS CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in millions)

	Three Months Ended
	March 31,
	2019	2018
Operating Activities:
Net earnings	$1,583	$511
Adjustments to reconcile net earnings to net cash flow provided by operating activities:
Depreciation and amortization	53	56
Deferred tax (benefit) provision	(629)	79
Stock-based compensation	39	44
Equity in loss of investee companies, net of tax and distributions	17	14
Gain on sale of assets	(549)	—
Change in assets and liabilities, net of investing and financing activities	(76)	13
Net cash flow provided by operating activities	438	717
Investing Activities:
Investments in and advances to investee companies	(42)	(40)
Capital expenditures	(27)	(30)
Acquisitions, net of cash acquired	(39)	—
Proceeds from dispositions	741	—
Other investing activities	2	3
Net cash flow provided by (used for) investing activities from continuing operations	635	(67)
Net cash flow used for investing activities from discontinued operations	—	(23)
Net cash flow provided by (used for) investing activities	635	(90)
Financing Activities:
Repayments of short-term debt borrowings, net	(674)	(462)
Proceeds from issuance of senior notes	493	—
Repayment of senior notes	(600)	—
Payment of capital lease obligations	(3)	(4)
Payment of contingent consideration	—	(5)
Dividends	(70)	(71)
Purchase of Company common stock	(14)	(186)
Payment of payroll taxes in lieu of issuing shares for stock-based compensation	(37)	(52)
Proceeds from exercise of stock options	11	16
Other financing activities	—	(1)
Net cash flow used for financing activities	(894)	(765)
Net increase (decrease) in cash, cash equivalents and restricted cash	179	(138)
Cash, cash equivalents and restricted cash at beginning of period (includes $120 (2019) and $0 (2018) of restricted cash)	442	285
Cash, cash equivalents and restricted cash at end of period (includes $121 (2019) and $0 (2018) of restricted cash)	$621	$147

CBS CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION
(Unaudited; in millions)
Adjusted Operating Income and Segment Operating Income

The following table sets forth the Company’s Adjusted Operating Income for the three months ended March 31, 2019 and 2018. The Company defines “Adjusted Operating Income” as operating income excluding costs for restructuring and other corporate matters and gain on sale of assets, each where applicable. For each individual reportable segment Adjusted Operating Income is also known as “Segment Operating Income.” The Company presents Segment Operating Income as the primary measure of profit and loss for its reportable segments in accordance with Financial Accounting Standards Board (“FASB”) guidance for segment reporting.
The Company uses Adjusted Operating Income (or Segment Operating Income for each segment), as well as Adjusted Operating Income Margin, to, among other things, evaluate the Company’s operating performance, to value prospective acquisitions and as one of several components of incentive compensation targets for certain management personnel. These measures are among the primary measures used by management for planning and forecasting of future periods, and they are important indicators of the Company’s operational strength and business performance. The Company believes these measures are relevant and useful for investors because they allow investors to view performance in a manner similar to the method used by the Company’s management; provide a clearer perspective on the underlying performance of the Company; and make it easier for investors, analysts and peers to compare the Company’s operating performance to other companies in its industry and to compare the Company’s year-over-year results.
Because Adjusted Operating Income is a measure of performance not calculated in accordance with accounting principles generally accepted in the United States (“GAAP”), it should not be considered in isolation of, or as a substitute for, operating income or net earnings as an indicator of operating performance. Adjusted Operating Income, as the Company calculates it, may not be comparable to similarly titled measures employed by other companies. In addition, this measure does not necessarily represent funds available for discretionary use and is not necessarily a measure of the Company’s ability to fund its cash needs. As Adjusted Operating Income excludes certain financial information that is included in operating income and net earnings, the most directly comparable GAAP financial measures, users of this financial information should consider the types of events and transactions which are excluded. The Company provides the following reconciliation of Adjusted Operating Income to operating income and net earnings.

	Three Months Ended March 31,
	2019	2018
Adjusted Operating Income	$793	$781
Restructuring and other corporate matters	(114)	(9)
Gain on sale of assets	549	—
Operating income	1,228	772
Interest expense	(117)	(118)
Interest income	14	17
Other items, net	(21)	(11)
Earnings before income taxes and equity in loss of investee companies	1,104	660
Benefit (provision) for income taxes	496	(135)
Equity in loss of investee companies, net of tax	(17)	(14)
Net earnings	$1,583	$511

CBS CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (continued)
(Unaudited; in millions)
Free Cash Flow
The Company defines free cash flow as net cash flow provided by operating activities less capital expenditures. The Company’s calculation of free cash flow includes capital expenditures because investment in capital expenditures is a use of cash that is directly related to the Company’s operations. The Company’s net cash flow provided by operating activities is the most directly comparable GAAP financial measure.
Management believes free cash flow provides investors with an important perspective on the cash available to the Company to service debt, make strategic acquisitions and investments, maintain its capital assets, satisfy its tax obligations, and fund ongoing operations and working capital needs. As a result, free cash flow is a significant measure of the Company’s ability to generate long-term value. It is useful for investors to know whether this ability is being enhanced or degraded as a result of the Company’s operating performance. The Company believes the presentation of free cash flow is relevant and useful for investors because it allows investors to evaluate the cash generated from the Company’s underlying operations in a manner similar to the method used by management. Free cash flow is one of several components of incentive compensation targets for certain management personnel. In addition, free cash flow is a primary measure used externally by the Company’s investors, analysts and industry peers for purposes of valuation and comparison of the Company’s operating performance to other companies in its industry.
As free cash flow is not a measure calculated in accordance with GAAP, free cash flow should not be considered in isolation of, or as a substitute for, either net cash flow provided by operating activities as a measure of liquidity or net earnings as a measure of operating performance. Free cash flow, as the Company calculates it, may not be comparable to similarly titled measures employed by other companies. In addition, free cash flow as a measure of liquidity has certain limitations, does not necessarily represent funds available for discretionary use, and is not necessarily a measure of the Company’s ability to fund its cash needs. When comparing free cash flow to net cash flow provided by operating activities, the most directly comparable GAAP financial measure, users of this financial information should consider the types of events and transactions that are not reflected in free cash flow.

The following table presents a reconciliation of the Company’s net cash flow provided by operating activities to free cash flow:

	Three Months Ended
	March 31,
	2019	2018
Net cash flow provided by operating activities	$438	$717
Capital expenditures	(27)	(30)
Free cash flow	$411	$687
The following table presents a summary of the Company’s cash flows:

	Three Months Ended
	March 31,
	2019	2018
Net cash flow provided by operating activities	$438	$717
Net cash flow provided by (used for) investing activities	$635	$(90)
Net cash flow used for financing activities	$(894)	$(765)

CBS CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (continued)
(Unaudited; in millions, except per share amounts)
2019 and 2018 Adjusted Results
The Company’s results included discrete items that affected comparability. Adjusted results exclude these discrete items and are measures of performance not calculated in accordance with GAAP. The Company believes that these measures are relevant and useful for investors because they allow investors to view performance in a manner similar to the method used by the Company’s management; provide a clearer perspective on the underlying performance of the Company; and make it easier for investors, analysts, and peers to compare the Company’s operating performance to other companies in its industry and to compare the Company’s year-over-year results. The following tables reconcile adjusted financial results to their most directly comparable GAAP financial measures.

	Three Months Ended March 31, 2019
	Reported	Restructuring and Other Corporate Matters (a)	Gain on Sale of Assets (b)	Tax Item (c)	Adjusted
Revenues	$4,167	$—	$—	$—	$4,167

Operating income	$1,228	$114	$(549)	$—	$793
Operating income margin (d)	29%				19%
Interest expense	(117)	—	—	—	(117)
Interest income	14	—	—	—	14
Other items, net	(21)	—	—	—	(21)
Earnings before income taxes and equity in loss of investee companies	1,104	114	(549)	—	669
Benefit (provision) for income taxes	496	(28)	163	(768)	(137)
Effective income tax rate	(44.9)%				20.5%

Equity in loss of investee companies, net of tax	(17)	—	—	—	(17)
Net earnings	$1,583	$86	$(386)	$(768)	$515
Diluted EPS	$4.21	$.23	$(1.03)	$(2.04)	$1.37
Diluted weighted average number of common shares outstanding	376				376
(a) Primarily reflects restructuring charges of $108 million ($81 million, net of tax) at Entertainment, Cable Networks, Publishing, Local Media and Corporate and costs associated with other corporate matters.

(b)	Reflects a gain on the sale of the CBS Television City property and sound stage operation.
(c) Reflects a deferred tax benefit resulting from the transfer of intangible assets between subsidiaries of the Company in connection with a reorganization of the Company’s international operations.
(d) Operating income margin is defined as operating income or Adjusted Operating Income divided by revenues.

CBS CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (continued)
(Unaudited; in millions, except per share amounts)

	Three Months Ended March 31, 2018
	Reported	Corporate Matters	Adjusted
Revenues	$3,761	$—	$3,761

Operating income	$772	$9	$781
Operating income margin (a)	21%		21%
Interest expense	(118)	—	(118)
Interest income	17	—	17
Other items, net	(11)	—	(11)
Earnings before income taxes and equity in loss of investee companies	660	9	669
Provision for income taxes	(135)	(2)	(137)
Effective income tax rate	20.5%		20.5%

Equity in loss of investee companies, net of tax	(14)	—	(14)
Net earnings	$511	$7	$518
Diluted EPS	$1.32	$.02	$1.34
Diluted weighted average number of common shares outstanding	386		386
(a) Operating income margin is defined as operating income or Adjusted Operating Income divided by revenues.